N    E    W     S          R     E      L      E     A      S     E

Contact: Robert C. Weiner

Vice President, Investor Relations

904-332-3287

PSS WORLD MEDICAL REPORTS

RESULTS FOR FISCAL 2007 THIRD QUARTER

The Company Increases its Fiscal Year 2007 EPS Goal to $0.71 to $0.73 Per Diluted Share and its Cash Flow from Operations Goal to $65 - $68 Million

Due to expected oversupply, Company will not participate in FY 2008 Influenza season

Fiscal 2007 Third Quarter Highlights:

•	Consolidated net sales growth of 8.2%
o	Physician Business net sales growth of 13.6%
o	Elder Care Business net sales decreased by 3.4%
•	Company records ($0.07) impact from oversupply of Influenza vaccine:
o	($0.06) per diluted share due to write-down of vaccine inventory
o	($0.01) per diluted share from lower than expected vaccine sales
•	Consolidated operating cash flow of $ 27.0 million, growth of 70.9%
•	Repurchased approximately 748,000 common shares at an average price per share of $20.30

Jacksonville, Florida (January 24, 2007) – PSS World Medical, Inc. (NASDAQ GS:PSSI) announced today its results for the fiscal 2007 third quarter and nine months ended December 29, 2006.

David A. Smith, President and Chief Executive Officer, commented, “Our team delivered a very good quarter for both customers and shareholders. Our customer solution programs continue to drive above-market revenue growth, and we continue to leverage that growth in our operating results, generating both profit and cash flow above our expectations.”

Net sales for the three months ended December 29, 2006, were $458.6 million, an increase of 8.2%, compared with net sales of $423.8 million for the three months ended December 30, 2005. Net sales for the three months ended December 29, 2006, for the Physician Business increased by 13.6%, while net sales for the Elder Care Business decreased by 3.4%. Income from operations for the three months ended December 29, 2006 was $17.9 million compared with income from operations for the three months ended December 30, 2005, of $20.6 million. Net income for the three months ended December 29, 2006 was $11.1 million, or $0.16 per diluted share, compared with net income for the three months ended December 30, 2005, of $12.4 million, or $0.19 per diluted share.

Results for the third quarter of fiscal year 2007 included a write-down of influenza vaccine, resulting from cancellation of customer orders due to an oversupply of vaccine in the market and, to date, a mild flu season. As a result, the Company recorded a $0.07 per diluted share impact, including $0.06 per diluted share due to the write-down of vaccine inventory and $0.01 per diluted share from lower than expected vaccine sales.

Net sales for the nine months ended December 29, 2006, were $1.3 billion, an increase of 8.6%, compared with net sales of $1.2 billion for the nine months ended December 30, 2005. Net sales for the nine months ended December 29, 2006, for the Physician Business increased by 15.0%, while net sales for the Elder Care Business decreased by 4.1%. Income from operations for the nine months ended December 29, 2006, increased by 12.5% to $58.2 million compared with income from operations for the nine months ended December 30, 2005, of $51.7 million. Net income for the nine months ended December 29, 2006, increased by 11.2% to $34.8 million, or $0.50 per diluted share, compared with net income for the nine months ended December 30, 2005, of $31.3 million, or $0.47 per diluted share.

The Company also noted that it expects the industry oversupply to continue into next year, and therefore will not participate in the influenza vaccine market during its fiscal year 2008. The Company previously had expected revenue and earnings related to selling influenza vaccine in its fiscal year 2008 to be $60 million and $0.06 per diluted share, respectively.

Mr. Smith concluded, “We will evaluate future opportunities to participate in this part of the industry, by pursuing a strategy that balances the needs of customers with the risks inherent in the flu supply market”.

David M. Bronson, Executive Vice President and Chief Financial Officer, commented, “Despite continued investment in globally sourced inventory, the company reported another strong quarter of cash flow from operations, leading us to raise our goal for the full year to $65 - $68 million. Approximately $15 million of cash was returned to shareholders through share repurchases during the quarter, of about 748,000 shares. We are generating solid leverage on our infrastructure resulting in capital expenditures slightly below our expectations for this year.”

A listen-only simulcast as well as a 90-day online replay of PSS World Medical’s fiscal 2007 third quarter conference call can be found in the Investor Relations/Financial Information sections of the Company’s websites, www.pssworldmedical.com or www.pssd.com, respectively, under the heading “Events and Presentations,” or at www.opencompany.info , on January 25, 2007, beginning at 8:30 a.m. Eastern time.

PSS World Medical, Inc. is a national distributor of medical products to physicians and elder care providers through its two business units. Since its inception in 1983, PSS has become a leader in the two market segments that it serves with a focused market approach to customer services, a consultative sales force, strategic acquisitions, strong arrangements with product manufacturers and a unique culture of performance.

Additional financial information pertaining to PSS World Medical financial results may be found by visiting the Investor Relations/Financial Information sections of the Company’s websites, www.pssworldmedical.com, or www.pssd.com, respectively, under the heading “Events and Presentations.” If you should need assistance accessing the information, please call Investor Relations at 904-332-3000.

All statements in this release that are not historical facts, including, but not limited to, statements regarding anticipated growth in revenue, gross and operating margins, and earnings, statements regarding the Company’s current business strategy, the Company’s ability to complete and integrate acquired businesses and generate acceptable rates of return, the Company’s projected sources and uses of cash, and the Company’s plans for future development and operations, are based upon current expectations. Specifically, forward-looking statements in this Press Release include, without limitation, the Company’s expected results in GAAP EPS, revenue, operating incomes and operating margins for continuing operations for both the consolidated company and for each of its businesses in fiscal years 2007 - 2009; the expected operational cash flow in fiscal years 2007- 2009; the ability to sustain revenue growth and expected growth rates of the marketing programs in its Physician and Elder Care Businesses; expected flu vaccine sales and profitability during fiscal years 2007, 2008 and 2009; expected pharmaceutical product sales in Florida and all other of the 50 U.S. states in fiscal years 2007- 2009; and expected sales growth from durable medical equipment, housekeeping, revenues derived from home care, hospice and assisted living customers, for revenue, operating income, operating margin, cash flow from operations and earnings per share for fiscal years 2007, 2008 and 2009, as well as other expectations of growth and financial and operational performance. These statements are forward looking in nature and involve a number of risks and uncertainties. Actual results may differ materially. Among the factors that could cause results to differ materially are the following: pricing and customer credit quality pressures; the loss of any of our distributorship agreements and our reliance on relationships with our suppliers and vendors; our reliance on a limited number of chain business elder care customers; the availability of sufficient capital to finance the Company’s business plans on terms satisfactory to the Company; lower revenue and earnings that may result from competition; the ability of the Company to adequately defend or reach a settlement on outstanding litigation matters and investigations involving the Company or its management; changes in labor, equipment and capital costs; changes in legislation and regulations affecting the Company’s business, such as the Medicare cliffs, changes in malpractice insurance rates and tort reform; future acquisitions or strategic partnerships; general business, competitive and economic factors and conditions; and other factors described from time to time in the Company’s reports filed with the Securities and Exchange Commission. Many of these factors are outside the control of the Company. The Company wishes to caution readers not to place undue reliance on any such forward looking statements, which statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. The Company also wishes to caution readers that it undertakes no duty or is under no obligation to update or revise any forward-looking statements.

PSS WORLD MEDICAL, INC.
Unaudited Condensed Consolidated Statements of Operations
(In millions, except per share and share data)

	Three Months Ended		Nine Months Ended
	Dec. 29, 2006	Dec. 30, 2005	Dec. 29, 2006	Dec. 30, 2005

Net sales	$458.6	$423.8	$1,299.2	$1,196.7
Cost of goods sold	335.4	303.7	932.2	853.8

Gross profit	123.2	120.1	367.0	342.9
General and administrative expenses	75.2	72.0	222.3	211.7
Selling expenses	30.1	27.5	86.5	79.5

Income from operations	17.9	20.6	58.2	51.7

Other (expense) income:
Interest expense	(1.3)	(1.6)	(4.1)	(4.4)
Interest and investment income	0.4	0.1	0.8	0.3
Other income	0.5	0.4	1.4	2.6

	(0.4)	(1.1)	(1.9)	(1.5)

Income before provision for income taxes	17.5	19.5	56.3	50.2
Provision for income taxes	6.4	7.1	21.5	18.9

Net income	$11.1	$12.4	$34.8	$31.3

Earnings per share - basic	$0.17	$0.19	$0.52	$0.48

Earnings per share - diluted	$0.16	$0.19	$0.50	$0.47

Weighted average shares (in thousands):
Basic	67,054	65,779	67,272	65,344
Diluted	69,458	66,931	69,294	66,469

PSS WORLD MEDICAL, INC.
Condensed Consolidated Balance Sheets
(In millions, except per share and share data)

	Dec. 29, 2006	March 31, 2006
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$54.9	$23.9
Accounts receivable, net	219.8	209.0
Inventories, net	186.2	173.4
Deferred tax assets, net	7.4	13.0
Prepaid expenses and other	37.3	33.8

Total current assets	505.6	453.1

Property and equipment, net	85.9	87.7

Other Assets:
Goodwill and intangibles, net	138.2	139.9
Other	58.0	56.3

Total assets	$787.7	$737.0

LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities:
Accounts payable	$162.3	$139.3
Accrued expenses	31.7	34.5
Current portion of long-term debt	152.2	0.5
Other current liabilities	10.7	13.6

Total current liabilities	356.9	187.9
Long-term debt, excluding current portion	0.5	150.9
Other noncurrent liabilities	62.3	49.4

Total liabilities	419.7	388.2

Shareholders' Equity:
Preferred stock, $0.01 par value; 1,000,000 shares authorized,
no shares issued and outstanding	—	—
Common stock, $0.01 par value; 150,000,000 shares authorized,
67,151,236 and 67,476,682 shares issued and outstanding
at December 29, 2006, and March 31, 2006, respectively	0.7	0.7
Additional paid-in capital	302.8	318.4
Retained earnings	64.5	29.7

Total shareholders' equity	368.0	348.8

Total liabilities and shareholders' equity	$787.7	$737.0

PSS WORLD MEDICAL, INC.
Unaudited Condensed Consolidated Statements of Cash Flows
(In millions)

	Three Months Ended		Nine Months Ended
	Dec. 29, 2006	Dec. 30, 2005	Dec. 29, 2006	Dec. 30, 2005

Cash Flows from Operating Activities:
Net income	$11.1	$12.4	$34.8	$31.3
Adjustments to reconcile net income to
net cash provided by operating activities:
Depreciation	4.2	3.7	12.5	10.5
Provision for deferred income taxes	(3.7)	7.1	4.1	18.9
Amortization of intangible assets	1.5	1.7	4.4	4.4
Provision for doubtful accounts	2.4	1.2	3.4	5.0
Provision for influenza inventory write-down	7.1	--	7.1	--
Noncash compensation expense	0.7	0.6	1.5	1.2
Provision for deferred compensation	0.9	0.1	1.7	0.8
Amortization of debt issuance costs	0.4	0.4	1.1	1.1
Loss on sale of property and equipment	—	0.1	—	0.3
Reversal of provision for notes receivable	—	—	—	(3.2)
Other	—	(0.2)	—	(2.4)
Changes in operating assets and liabilities,
net of effects from business combination:
Accounts receivable, net	3.4	4.6	(14.0)	6.1
Inventories, net	(21.2)	(28.3)	(19.8)	(29.3)
Prepaid expenses and other current assets	7.2	(3.8)	(1.2)	(4.4)
Other assets	(1.7)	(6.2)	(1.4)	(13.4)
Accounts payable	16.6	20.0	23.1	28.0
Accrued expenses and other liabilities	(1.9)	2.4	3.6	(3.4)

Net cash provided by operating activities	27.0	15.8	60.9	51.5

Cash Flows from Investing Activities:
Capital expenditures	(2.8)	(3.3)	(10.6)	(12.4)
Payments on nonsolicitation agreements	(0.2)	(0.5)	(1.0)	(2.6)
Payments for signing bonuses	—	(0.2)	—	(0.2)
Payments for business combinations, net of cash acquired	(2.4)	(3.3)	(2.5)	(38.1)
Other	—	0.2	—	2.0

Net cash used in investing activities	(5.4)	(7.1)	(14.1)	(51.3)

Cash Flows from Financing Activities:
Proceeds from issuance of common stock	2.4	2.6	7.3	8.9
Excess tax benefits from share-based
compensation arrangements	0.6	—	3.2	—
Proceeds from borrowings	0.5	—	1.5	—
Purchase of treasury shares	(15.2)	—	(27.4)	—
Payment under capital lease obligations	(0.2)	(0.1)	(0.4)	(0.2)
Net proceeds under revolving line of credit	—	(2.0)	—	0.2
Other	(0.5)	—	—	(0.3)

Net cash (used in) provided by financing activities	(12.4)	0.5	(15.8)	8.6

Net increase in cash and cash equivalents	9.2	9.2	31.0	8.8
Cash and cash equivalents, beginning of period	45.7	17.5	23.9	17.9

Cash and cash equivalents, end of period	$54.9	$26.7	$54.9	$26.7

PSS WORLD MEDICAL, INC.
Unaudited Operating Highlights
(Dollars in millions)

	Three Months Ended		Nine Months Ended
	Dec. 29, 2006	Dec. 30, 2005	Dec. 29, 2006	Dec. 30, 2005

Net Sales:
Physician Business	$329.4	$290.0	$915.0	$796.0
Elder Care Business	129.2	133.8	384.2	400.7

Total net sales	$458.6	$423.8	$1,299.2	$1,196.7

Income from Operations:
Physician Business	$18.3	$20.1	$58.0	$51.9
Elder Care Business	5.1	4.6	14.9	12.4
Corporate Shared Services	(5.5)	(4.1)	(14.7)	(12.6)

Total income from operations	$17.9	$20.6	$58.2	$51.7

EBITDA (a)	$24.1	$26.4	$76.5	$69.2

Income from operations, as a percentage of net sales	3.9%	4.9%	4.5%	4.3%

Consolidated Return on Committed Capital ("ROCC") (b)	23.9%	27.9%	25.8%	24.5%

Billing Days	62 days	62 days	189 days	189 days

Net Sales Per Billing Day (in thousands):
Physician Business	$5,312.1	$4,677.6	$4,841.3	$4,211.5
Elder Care Business	2,084.9	2,157.6	2,032.8	2,120.4

Total Net Sales Per Billing Day	$7,397.0	$6,835.2	$6,874.1	$6,331.9

Net Sales Per Billing Day Growth Rate:
Physician Business	13.6%		15.0%
Elder Care Business	(3.4)%		(4.1)%
Total Net Sales Per Billing Day Growth Rate	8.2%		8.6%

	Annualized
	Dec. 29, 2006	Dec. 30, 2005
DSO (c):
Physician Business	41.0	41.1
Elder Care Business	53.2	60.4
DOH (d):
Physician Business	49.1	46.9
Elder Care Business	55.2	41.2
DIP (e):
Physician Business	45.3	43.2
Elder Care Business	29.8	26.6
Cash Conversion Days (f):
Physician Business	44.8	44.8
Elder Care Business	78.6	75.0

	As of
	Dec. 29, 2006	March 31, 2006

Operational working capital (g)	$243.7	$243.1

Net Debt:
Total debt	$152.7	$151.4
Less: Cash and cash equivalents	(54.9)	(23.9)

Net debt	$97.8	$127.5

PSS WORLD MEDICAL, INC.
Unaudited EBITDA Calculation
(Dollars in millions)

	Three Months Ended		Nine Months Ended
	Dec. 29, 2006	Dec. 30, 2005	Dec. 29, 2006	Dec. 30, 2005
Net income	$11.1	$12.4	$34.8	$31.3

Plus: Interest expense	1.3	1.6	4.1	4.4
Less: Interest and investment income	(0.4)	(0.1)	(0.8)	(0.3)
Plus: Provision for income taxes	6.4	7.1	21.5	18.9
Plus: Depreciation	4.2	3.7	12.5	10.5
Plus: Amortization of intangible assets	1.5	1.7	4.4	4.4

EBITDA	$24.1	$26.4	$76.5	$69.2

PSS WORLD MEDICAL, INC.
Unaudited Consolidated Return on Committed Capital
(Dollars in millions)

	Three Months Ended
	Dec. 29, 2006	Dec. 30, 2005
Annualized return	$79.6	$90.8
Average committed capital (h)	331.8	325.7
ROCC (b)	23.9%	27.9%

Return:
Net income	$11.1	$12.4
Provision for income taxes	6.4	7.1
Interest expense	1.3	1.6
Amortization of intangible assets	1.5	1.7
Interest and investment income	(0.4)	(0.1)

	$19.9	$22.7

	As of
	Dec. 29, 2006	Sept. 29, 2006	Dec. 30, 2005	Sept. 30, 2005

Average committed capital:
Total assets	$787.7	$773.1	$722.3	$689.0
Less assets excluded:
Cash	(54.9)	(45.7)	(26.7)	(17.5)
Goodwill and intangibles, net	(138.2)	(139.2)	(140.9)	(137.8)
Deferred tax asset from sale of Imaging Business	—	—	(0.9)	(6.2)

Total liabilities	(419.7)	(404.6)	(401.5)	(384.1)
Plus liabilities excluded:
Total debt	152.7	152.3	176.8	178.9

	$327.6	$335.9	$329.1	$322.3

Average committed capital (h)	$331.8		$325.7

PSS WORLD MEDICAL, INC.
Unaudited Consolidated Return on Committed Capital
(Dollars in millions)

	Nine Months Ended
	Dec. 29, 2006	Dec. 30, 2005
Annualized return	$85.3	$78.3
Average committed capital (h)	330.2	319.9
ROCC (b)	25.8%	24.5%

Return:
Net income	$34.8	$31.3
Provision for income taxes	21.5	18.9
Interest expense	4.1	4.4
Amortization of intangible assets	4.4	4.4
Interest and investment income	(0.8)	(0.3)

	$64.0	$58.7

	As of
	Dec. 29, 2006	March 31, 2006	Dec. 30, 2005	April 1, 2005

Average committed capital:
Total assets	$787.7	$737.0	$722.3	$646.3
Less assets excluded:
Cash	(54.9)	(23.9)	(26.7)	(17.9)
Goodwill and intangibles, net	(138.2)	(139.9)	(140.9)	(107.5)
Deferred tax asset from sale of Imaging Business	—	(3.6)	(0.9)	(15.8)

Total liabilities	(419.7)	(388.2)	(401.5)	(369.5)
Plus liabilities excluded:
Total debt	152.7	151.4	176.8	175.0

	$327.6	$332.8	$329.1	$310.6

Average committed capital (h)	$330.2		$319.9

PSS WORLD MEDICAL, INC.

Footnotes

(a)

EBITDA represents net income plus provision for income taxes, interest expense, depreciation, and amortization of intangible assets, less interest and investment income. Management reviews EBITDA when evaluating and comparing the performance of each operating segment on a quarterly basis. Management believes EBITDA is an important measure of liquidity.

(b)

ROCC equals return divided by average committed capital. Return is annualized for quarterly calculations. Management reviews ROCC when evaluating and comparing the performance of each operating segment on a quarterly basis. Management believes ROCC is an important measure of profitability and return.

(c)

DSO is average accounts receivable divided by average daily net sales. Average accounts receivable is the sum of accounts receivable, net of the allowance for doubtful accounts, at the beginning and end of the most recent four quarters divided by five. Average daily net sales are net sales for the most recent four quarters divided by 360. Southern Anesthesia & Surgical, Inc. (“SAS”) accounts receivable balance of $1.4 million as of September 30, 2005, has been excluded from the Fiscal Year 2006 calculation.

(d)

DOH is average inventory divided by average daily cost of goods sold (“COGS”). Average inventory is the sum of inventory at the beginning and end of the most recent four quarters divided by five. Average daily COGS is quarterly COGS for the most recent four quarters divided by 360. SAS inventory balance of $3.9 million as of September 30, 2005, has been excluded from the Fiscal Year 2006 calculation.

(e)

DIP is average accounts payable divided by average daily COGS. Average accounts payable is the sum of accounts payable at the beginning and end of the most recent four quarters divided by five. SAS accounts payable balance of $3.8 million as of September 30, 2005, has been excluded from the Fiscal Year 2006 calculation.

(f)	Cash Conversion Days is the sum of DSO and DOH less DIP.

(g)	Operational working capital equals accounts receivable plus inventory minus accounts payable.

(h)	Average committed capital equals the sum of the committed capital of the most recent two quarters, divided by two.

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